Exhibit 99.2

MedTech Acquisition Corporation Announces Closing of Upsized $250,000,000 Initial Public Offering

New York, NY, December 22, 2020 (GLOBE NEWSWIRE) -- MedTech Acquisition Corporation (the “Company”) announced today that it closed its initial public offering of 25,000,000 units, which included 3,000,000 units pursuant to the partial exercise of the underwriters’ over-allotment option. The offering was priced at $10.00 per unit, resulting in gross proceeds of $250,000,000.

The Company’s units are listed on the Nasdaq Capital Market (“Nasdaq”) and commenced trading under the ticker symbol “MTACU” on December 18, 2020. Each unit consists of one share of the Company’s Class A common stock and one-third of one redeemable warrant, each whole warrant entitling the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share. Only whole warrants are exercisable and will trade.  Once the securities comprising the units begin separate trading, shares of the Class A common stock and warrants are expected to be listed on Nasdaq under the symbols “MTAC” and “MTACW,” respectively.

The Company is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue an initial business combination target in any business or industry, it intends to focus its search on businesses primarily operating in the medical technology sector in the United States. The Company is led by Chairman Karim Karti, Chief Executive Officer Christopher C. Dewey, Chief Financial Officer David J. Matlin, and Chief Administrative Officer Robert H. Weiss. In addition to Messrs. Karti, Dewey, and Matlin, the Company’s Board of Directors includes Maurice R. Ferré, Martin W. Roche, and Ivan Delevic. The Company’s special advisor is Michael Stansky.

Raymond James & Associates, Inc. acted as the sole book running manager for the offering.

Of the proceeds received from the consummation of the initial public offering and a simultaneous private placement of warrants, $250,000,000 (or $10.00 per unit sold in the public offering) was placed in the Company’s trust account. An audited balance sheet of the Company as of December 22, 2020 reflecting receipt of the proceeds upon consummation of the initial public offering and the private placement will be included as an exhibit to a Current Report on Form 8-K to be filed by the Company with the Securities and Exchange Commission (the “SEC”).

The offering was made only by means of a prospectus. Copies of the prospectus may be obtained from Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida 33716, Attention: Equity Syndicate, 1-800-248-8863, prospectus@raymondjames.com.

A registration statement relating to these securities was declared effective by the SEC on December 17, 2020.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements,” including with respect to the initial public offering. No assurance can be given that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

Christopher C. Dewey

MedTech Acquisition Corporation

(908) 391-1288